CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (including any amendments thereto) filed by Bill Barrett Corporation to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2004, included in the Annual Report on Form 10-K of Bill Barrett Corporation for the fiscal year ended December 31, 2004, as well as the notes to the financial statements included therein.
RYDER SCOTT COMPANY, L.P.
Denver, Colorado
December 29, 2005